Exhibit 10.25
TENTH AMENDMENT TO THE
DYNEGY INC. RETIREMENT PLAN
WHEREAS, Dynegy Inc., a Delaware corporation (the “Company”), maintains the Dynegy Inc. Retirement Plan (the “Plan”) for the benefit of eligible employees of certain participating companies;
WHEREAS, Illinois Power Company (“IPC”), a prior sponsor of the Plan, added Appendix C to the Plan to establish a retiree medical benefits account for eligible retirees (the “401 (h) Account”);
WHEREAS, in connection with the Company’s sale of IPC to Ameren Corporation (“Ameren”), Ameren agreed to cause the Ameren Retirement Plan (the “Ameren Plan”) to assume the Plan benefit liabilities of certain active and former employees, and as a result, Dynegy Inc., an Illinois corporation (the former “Company” under the Plan), during 2004 and 2005, caused the transfer of certain Plan assets and the remaining assets of the 401(h) Account to the Ameren Plan, which assets were related to such assumed benefit liabilities; and
WHEREAS, the Company has the right to terminate the provisions of Appendix C pursuant to Section C-12 thereof, and now desires to terminate such provisions;
NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is amended as follows, effective
January 1, 2007:
I.
Appendix C of the Plan is hereby deleted in its entirety.
II.
Except as modified herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Plan to be executed this 11th day of May, 2007, effective as hereinabove provided.

DYNEGY INC.

By:	/s/ Julius Cox Julius Cox, Chairman
Dynegy Inc. Benefit Plans Committee